Exhibit 99.1

Denali Capital Acquisition Corp. Announces Extension of Deadline to Complete an Initial Business Combination

NEW YORK – April 12, 2023 – Denali Capital Acquisition Corp. (NASDAQ: DECA) (“Denali” or the “Company”) announced today that it has deposited into the Company’s trust account an aggregate of $825,000 to extend the period of time the Company has to consummate its initial business combination by an additional three months, from the current deadline of April 11, 2023 to July 11, 2023. This is the first of the two three-month extensions permitted under the Company’s governing documents.

About Denali Capital Acquisition Corp.

Denali Capital Acquisition Corp. is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes forward looking statements that involve risks and uncertainties. Forward-looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.